Exhibit 10.7
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Execution Version
SUPPLY AGREEMENT
     This SUPPLY AGREEMENT (the “Agreement”) is made effective as of the 10th day of September, 2010 (the “Effective Date”) by and between Pharming Group N.V., a Dutch corporation having its principal place of business at Darwinweg 24, 2333 CR Leiden, The Netherlands, on behalf of itself and each of its Affiliates, including Pharming Intellectual Property B.V. and Pharming Technologies B.V. (“Pharming”), and Santarus, Inc., a Delaware corporation, having offices at 3721 Valley Centre Drive, Suite 400, San Diego, California 92130, U.S.A. (“Santarus”). Pharming and Santarus are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
     A. Pharming discovered and is developing a proprietary compound, Rhucin®, that is believed to be useful for the treatment and prevention of certain human diseases or conditions;
     B. Pharming and Santarus have entered into that certain License Agreement, effective as of the date hereof (the “License Agreement”), pursuant to which Santarus will, among other things, be granted exclusive rights to commercialize Rhucin® for the treatment or prevention of human diseases and conditions in the U.S., Canada and Mexico; and
     C. Pharming and Santarus desire to set forth in this Agreement the terms and conditions upon which Pharming will manufacture and supply (or cause to be manufactured and supplied) Santarus’, its Affiliates’ and its Sublicensees’ requirements of Rhucin® in the Territory.
ARTICLE 1
DEFINITIONS
     Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the License Agreement. The word “including” or any variation thereof means “including without limitation” and the word “including” or any variation thereof will not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.
     1.1 “Applicable Laws” mean laws, statutes, ordinances, codes, rules, regulations, guidelines, and procedures enacted or made by a Government Authority, including the FDA and any applicable Foreign Regulatory Authority, that are in force during the Term to the extent applicable to the subject matter of, or the performance by the Parties of their respective obligations under, this Agreement, including the Manufacture of Skimmed Milk, Drug Substance, Drug Product and Finished Product by Pharming.
     1.2 “Certificate of Analysis” means a document, in a form mutually agreed by Pharming and Santarus, to certify that each batch or lot of the Skimmed Milk, Drug Substance, Drug Product and Finished Product meets the Specifications.

     1.3 “Certificate of Compliance” means a document, in a form mutually agreed by Pharming and Santarus, to certify that each batch or lot of Finished Product meets the applicable release criteria and was Manufactured in compliance with cGMP.
     1.4 “cGMP” means current good manufacturing practices requirements of the FDA (or any successor entity thereto), including those set forth in 21 C.F.R. Parts 210, 211 and 606, and all similar requirements of Foreign Regulatory Authorities.
     1.5 “Commercial Finished Product” has the meaning set forth in Section 2.1
     1.6 “Detailed Manufacturing Documentation and Materials” means the detailed procedures and all electronic and paper form instructions, documentation and materials including any biological material to be used and required for manufacturing and testing the Finished Product and any other information necessary to manufacture the Finished Product, as contained in or referenced by the Module 3 of the Regulatory Approval to be filed for commercialization of the Finished Product in the Territory.
     1.7 “Drug Substance” means purified and formulated Licensed Compound, as further described in the Specifications.
     1.8 “Drug Product” means Drug Substance filled in vials and freeze-dried, as further described in the Specifications.
     1.9 “FFDCA” means the U.S. Federal Food, Drug, and Cosmetic Act, and the regulations promulgated thereunder, as amended.
     1.10 “Finished Product” means a packaged vial labeled for commercial sale in the applicable country within the Territory, which contains approximately 2100 units of recombinant human C1 esterase inhibitor in lyophilized powder, as further described in the Specifications, or such other formats as may be mutually agreed by the Parties.
     1.11 “Foreign Regulatory Authority” means, for each country in the Territory other than the U.S., any Government Authority that corresponds to the FDA.
     1.12 “Government Authority” means any supra-national, national, regional, state, provincial or local government, court, governmental agency, authority, board, bureau, instrumentality or regulatory body having jurisdiction over the Manufacturing activities hereunder.
     1.13 “Manufacture,” “Manufactured” or “Manufacturing” means the manufacture, processing, packaging, testing, storage and shipment of Skimmed Milk, Drug Substance, Drug Product and Finished Product, for Commercialization in the Territory, including those activities described in Exhibit 1.13 attached hereto.
     1.14 “Manufacturing Approvals” means any approvals, registrations or authorizations of any supra-national, national, regional, state, provincial or local regulatory agency, department, bureau or other governmental entity either within or outside the Territory necessary to perform the Manufacture of Skimmed Milk, Drug Substance, Drug Product and Finished Product, including establishment licensure and permitting of any Manufacturing Facilities and Testing and Storage Facilities (including any required comparability studies) and any veterinary related approvals.
     1.15 “Negligence Event” means the expiry of, damage to, other obsolescence of or inability to use Finished Product caused by the negligence of Santarus, its Affiliates or Sublicensees in connection with the storage, shipment or handling of Commercial Finished Product (including not delivering the Commercial Finished Product to a Third Party purchaser on the basis of First Expiry/First Out) or by the negligence of Third Party distribution, warehousing or storage facilities with whom Santarus, its Affiliates or Sublicensees have contracted to provide services for the Commercial Finished Product.
     1.16 “Payment Default” has the meaning set forth in Section 3.6(c).
     1.17 “Pharming Qualified Person” means the person defined in Article 48 of Directive 2001/83/EC, responsible for certification and batch release of Finished Product within the EC/EEA before being released for sale or supply in the EC/EEA or for export.
     1.18 “Product Inventory” means Units of Finished Product owned by Pharming or any Affiliate and available for supply to Santarus pursuant to this Agreement.
     1.19 “Quality Agreement” means that certain Quality Agreement dated the date hereof, by and between the Parties and as amended from time to time.
     1.20 “Regulatory or Clinical Data” means data and information in relation to any submissions to be made in support of Regulatory Approval: (i) directly or indirectly generated from any Development or Phase IV Clinical Trials, including all raw data and analyses; (ii) arising from interactions with any regulatory authority either within or outside the Territory, or drafted or prepared with the intention of being submitted, or which is actually submitted to any such regulatory authority and (iii) all preparatory data and Confidential Information that supports or are or might be used to support the foregoing submissions.
     1.21 “Skimmed Milk” means skimmed transgenic rabbit milk containing Licensed Compound, as further described in the Specifications.
     1.22 “SKU” means Stock Keeping Unit, currently meaning one (1) packaged and labeled vial of Finished Product.
     1.23 “Specifications” means the written specifications for each of the Skimmed Milk, Drug Substance, Drug Product and Finished Product set forth in Exhibit 1.23 attached hereto; provided, however, that such specifications shall at all times comply with Applicable Laws and the Manufacturing Approvals and Regulatory Approvals then in effect. The Specifications with respect to any particular country in the Territory shall automatically be amended with respect to the Skimmed Milk, Drug Substance, Drug Product or Finished Product, as the case may be, to be Commercialized in such country to the specifications set forth in the applicable Manufacturing Approval and Regulatory Approval upon receipt of required Manufacturing Approvals and Regulatory Approvals from the Government Authority in such country. Copies of the then-current Specifications as set forth in the Regulatory Approval to market and sell the Finished Product shall be maintained by both Pharming and Santarus and shall be incorporated herein by reference.
     1.24 “Supply Failure Triggers” means (a) Pharming’s inability to deliver within [***] ([***]) weeks of the delivery date set forth in an Order any Drug Product that was properly ordered due to (i) a Payment Default or (ii) the negligence or misconduct of Pharming or (b) the bankruptcy, receivership or insolvency of Pharming.
     1.25 “Transgene” means the genetic material comprised of regulatory elements directing expression in the mammary gland and human cDNA coding sequence for Licensed Compound.
     1.26 “Transgene Bank” means a well-characterized sample of the Transgene, as further defined in the applicable Regulatory Approval.
ARTICLE 2
SOURCES OF SUPPLY AND SUPPLY RELATIONSHIP
     2.1 Commercial Supply of Finished Product. During the Term, Pharming shall Manufacture (or shall cause to be Manufactured), in accordance with the provisions of this Agreement, the Specifications, cGMP and Applicable Laws, all quantities of the Finished Product ordered by Santarus, its Affiliates or Sublicensees pursuant to this Agreement in connection with Commercialization activities of Santarus, its Affiliates and its Sublicensees (the “Commercial Finished Product”). Santarus shall pay Pharming the Supply Price in accordance with the terms of the License Agreement for such Commercial Finished Product, which shall be the sole consideration payable for the Commercial Finished Product and all associated Manufacturing activities hereunder.
     2.2 Clinical Supply of Drug Product. During the Term, Pharming shall Manufacture (or shall cause to be Manufactured), in accordance with the provisions of this Agreement, the Specifications, cGMP and Applicable Laws, all quantities of the Drug Product ordered by Santarus, its Affiliates or Sublicensees pursuant to this Agreement in connection with Development activities of Santarus, its Affiliates and its Sublicensees (the “Development Drug Product”). The Development Drug Product will be supplied by Pharming at its COGs, and the Parties will agree upon any sharing of that amount consistent with the sharing of Development Costs contemplated by the License Agreement, which shall be the sole consideration payable for the Development Drug Product and all associated Manufacturing activities hereunder. Title and risk of loss for Development Drug Product shall transfer upon delivery to Santarus, its Affiliates or Sublicensees.

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     2.3 Exclusive Relationship. Subject to Pharming’s rights as a Developing Party under Section 3.3(d) of the License Agreement with respect to any applicable Additional Indication and Pharming’s compliance with the obligations set forth in Section 3.3 of the License Agreement:
     (a) Pharming shall supply Finished Product exclusively to Santarus (and its Affiliates and Sublicensees) for Commercialization in the Territory, and, subject to Section 3.4, Santarus (and its Affiliates and Sublicensees) shall order Finished Product for use in the Territory exclusively from Pharming; and
     (b) Pharming shall not supply Skimmed Milk, Drug Substance or Drug Product (or any other Finished Product intermediaries) to any Person (other than Santarus, its Affiliates and Sublicensees as contemplated by this Agreement and the License Agreement) for Commercialization in the Territory.
     2.4 Use of Affiliates, Third Party Contractors and Facilities.
     (a) As of the Effective Date, Pharming utilizes the Affiliates (the “Existing Manufacturing Affiliates”), Third Party contract manufacturers and other service providers (the “Existing Third Party Contractors”), manufacturing facilities (the “Existing Manufacturing Facilities”) and testing and storage facilities (the “Existing Testing and Storage Facilities”) described on Exhibit 2.4(a) for the Manufacture of the Skimmed Milk, Drug Substance, Drug Product and Finished Product. Promptly following the Effective Date and prior to submission of the Drug Approval Application for the Initial Indication in the Territory, the Parties shall cooperate to establish a plan to prepare for inspections by FDA, Foreign Regulatory Authorities or Government Authorities of such Existing Manufacturing Affiliates, Existing Third Party Contractors, Existing Manufacturing Facilities and Existing Testing and Storage Facilities that are to be listed in the Drug Approval Application for the Initial Indication in the Territory.
     (b) Pharming may utilize Persons other than the Existing Manufacturing Affiliates and Existing Third Party Contractors to perform portions of the Manufacturing activities hereunder provided that Pharming has obtained the appropriate Manufacturing Approvals and has cooperated with Santarus to obtain the appropriate Regulatory Approvals (any such permitted additional Affiliates, together with Existing Manufacturing Affiliates, the “Manufacturing Affiliates” and any such permitted Third Party Contractors, together with Existing Third Party Contractors, the “Third Party Contractors”). Pharming may utilize facilities other than the Existing Manufacturing Facilities and Existing Testing and Storage Facilities in connection with the Manufacturing activities hereunder provided that Pharming has obtained the appropriate Manufacturing Approvals and has cooperated with Santarus to obtain the appropriate Regulatory Approvals (any such permitted additional manufacturing facilities, together with Existing Manufacturing Facilities, the “Manufacturing Facilities” and any such permitted additional testing and storage facilities, together with Existing Testing and Storage Facilities, the “Testing and Storage Facilities”).
     (c) In addition to the requirements set forth in Section 2.4(b), with regard to each existing and future Manufacturing Affiliate and Third Party Contractor, (i) Pharming shall not utilize any Manufacturing Affiliate or Third Party Contractor without first obtaining the appropriate Manufacturing Approvals and cooperating with Santarus to obtain the appropriate Regulatory Approvals; (ii) Pharming shall ensure that each Manufacturing Affiliate or Third Party Contractor is duly licensed and qualified under cGMP and Applicable Laws to perform the applicable Manufacturing activities and maintains such licenses and qualifications during the Term; and (iii) Pharming shall at all times remain fully responsible to Santarus for the performance of all obligations hereunder. References to Pharming in this Supply Agreement shall be deemed to include permitted Manufacturing Affiliates and Third Party Contractors, as appropriate.
     (d) In addition to the requirements set forth in Section 2.4(b), with regard to each existing and future Manufacturing Facility and Testing and Storage Facility, (i) Pharming shall not utilize any Manufacturing Facility or Testing and Storage Facility without first obtaining the appropriate Manufacturing Approvals and cooperating with Santarus to obtain the appropriate Regulatory Approvals; and (ii) Pharming shall ensure that each Manufacturing Facility and Testing and Storage Facility is duly licensed and qualified under cGMP and Applicable Laws for the applicable Manufacture activities and maintains such licenses and qualifications during the Term. Pharming shall ensure that adequate Manufacturing equipment and tools are available and dedicated to fulfill the Manufacture obligations hereunder and that such equipment and tools are maintained in good working order.
     2.5 Additional Sources of Manufacturing and Supply. Subject to Section 2.4, Pharming shall, at its cost and expense, (a) enter into one or more agreements with Third Party Contractors providing for [***] Manufacture of the Drug Substance, Drug Product and Finished Product and shall obtain appropriate Manufacturing Approvals and cooperate with Santarus to obtain appropriate Regulatory Approvals in connection therewith (while exercising Commercially Reasonable Efforts to maintain Pharming’s existing arrangement with [***] have been established and associated Regulatory Approvals and Manufacturing Approvals have been obtained); (b) at the reasonable request of Santarus, establish and qualify under all Applicable Laws an additional Manufacturing Facility (provided that Pharming shall not be under an obligation to establish and qualify more than [***] separate Manufacturing Facilities) for the production of Skimmed Milk; and (c) establish and qualify under all Applicable Laws such other additional sources of Manufacture as the Parties may determine are reasonably prudent (collectively, (a), (b) and (c) shall be known as “Additional Manufacturing Facilities”). Pharming shall keep Santarus informed as to the status of these activities and shall provide Santarus with copies of draft agreements with such Additional Manufacturing Facilities as the same are being negotiated (redacted to exclude confidential commercial details of these agreements which are not necessary for Santarus to determine Pharming’s compliance with this Section 2.5) (it being acknowledged that Pharming has provided to Santarus a copy of a draft agreement with a Third Party Contractor for the Manufacture of Drug Product prior to the Effective Date) and excluding related quality agreements, and shall, in good faith, consider and include any reasonable comments made by Santarus to such drafts. Pharming shall notify Santarus when an agreement has been concluded with any Additional Manufacturing Facility and provide to Santarus a full and complete copy of any such agreement redacted to exclude

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confidential commercial details of these agreements which are not necessary for Santarus to determine Pharming’s compliance with this Section 2.5. As of the Effective Date, such Additional Manufacturing Facility for the Drug Substance consists of [***]). Pharming shall maintain an Additional Manufacturing Facility for Drug Substance and, upon receipt of required approvals of any Additional Manufacturing Facility(ies) for Drug Substance or Drug Product, shall maintain such Additional Manufacturing Facility(ies) throughout the Term (Pharming has no obligation to maintain more than [***] separate Manufacturing Facilities for [***]).
     2.6 Supply Management Coordination. Within thirty (30) days following the Effective Date, each Party shall designate those of its employees to be part of the team responsible for managing the Manufacturing relationship between the Parties (the “Manufacturing Relationship Team”). The Manufacturing Relationship Team from each Party shall meet in person or by telephone or video conference not less than [***] to review the current status of the business relationship (including performance against the KPIs (as defined in Section 2.7 below) as well as any additional Manufacturing performance indicators established by the Parties) and address any issues that have arisen with respect to the Manufacture. The Parties acknowledge that the Manufacturing Relationship Team likely will need to meet more frequently than [***] during the period prior to and immediately following First Commercial Sale and agree to reasonably cooperate in that regard. For clarity, the Manufacturing Relationship Team shall not have the right to modify or amend this Agreement or waive either Party’s compliance with this Agreement. The Manufacturing Relationship Team shall be a subcommittee of the Steering Committee established pursuant to Section 2.1 of the License Agreement.
     2.7 Key Performance Indicators. Pharming and Santarus shall establish key performance indicators to assist with monitoring the obligations and performance of each Party under this Agreement (the “KPIs”). The initial KPIs will be established reasonably in advance of First Commercial Sale. The KPIs will then be reviewed by the Manufacturing Relationship Team at each periodic review meeting contemplated by Section 2.6 to assess performance and, if necessary, amend the KPIs in respect of the next subsequent meeting.
     2.8 Product Inventory. The written information that Pharming has provided to Santarus as of the Effective Date concerning the existing levels and expiry dating of Product Inventory as well as existing and planned purchase orders for future Product Inventory is accurate and complete. All Product Inventory shall have been and will be produced, manufactured, held, stored and shipped in accordance with the applicable Specifications, cGMP, the Regulatory Approvals, the Manufacturing Approvals, all applicable analytical methods and procedures, material specifications, master batch records and stability protocols and in compliance with Applicable Laws. Pharming shall keep Santarus informed concerning its plans to produce and order additional Product Inventory designated for Santarus. The Product Inventory manufactured and to be manufactured in the [***] is and will be suitable for commercial sale, subject to completion of the activities set forth in Section 4.1.

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ARTICLE 3
SUPPLY OF FINISHED PRODUCT
     3.1 Forecasts; Orders.
     (a) Forecasts. The Parties shall establish a process to ensure that written, non-binding, rolling [***] ([***]) month forecasts, by month, of estimated requirements for Finished Product in the Territory (“Forecast(s)”) will be provided by Santarus to Pharming and will be approved on at least a [***] basis by the Steering Committee at the meetings as specified in Section 2.3 of the License Agreement or more frequently if reasonably requested by either Party; such process shall include a mechanism by which (i) Pharming shall communicate to Santarus its Manufacturing and distribution forecasts on a global basis in advance of a Steering Committee meeting (with the necessary lead time to be mutually agreed); (ii) the first Forecast (the “Initial Forecast”) is approved by the Steering Committee on or before [***] of the License Agreement; and (iii) the Forecast shall be updated and revised on a not less than [***] basis. Pharming shall use the Forecast for planning purposes and make available (or cause to be made available) the capacity required to Manufacture the forecasted quantities of Finished Product within the time frames specified in each Forecast.
     (b) Orders. Santarus shall submit to Pharming written orders consistent with the applicable Forecast (each, an “Order”) for the delivery of Finished Product at least [***] ([***]) calendar days prior to the specified delivery date. Each Order will be approved by the Manufacturing Relationship Team. Each Order shall specify the quantity or, if more than one shipment is requested, quantities of Finished Product ordered by SKU, the requested delivery date or dates, the delivery address(es) and any applicable shipping information. Pharming shall Manufacture (or shall cause to be Manufactured) the Finished Product in the quantities and by the delivery dates set forth in the applicable Orders. In the event of a shortage of capacity at any Existing Manufacturing Facility, the Parties shall ensure that Santarus receives at least [***] (based upon the then applicable worldwide forecasts) with respect to available capacity.
     3.2 Safety Stock. During the Term, Pharming shall maintain a safety stock equal to at least [***] ([***]) months demand of each of the Skimmed Milk, Drug Substance, Drug Product and Finished Product based on the then current Forecast (or such other equivalent amounts of Skimmed Milk, Drug Substance, Drug Product and Finished Product that together provide for approximately [***] ([***]) months of Finished Product inventory), excluding in each case Commercial Finished Product held by Santarus [***] (the “Safety Stock”). For clarity, the Santarus Safety Stock shall be allocated separately from safety stock Pharming is required to hold for other Persons. Pharming shall inform Santarus from time to time, upon Santarus’ reasonable request, concerning the inventory levels of Safety Stock, and Pharming shall manage the Safety Stock as part of its overall inventory on a First Expiry/First Out basis.
     3.3 Supply Commitment. Pharming shall supply to Santarus amounts of Finished Product ordered by Santarus on any Order made in accordance with the terms of this Agreement, and Pharming further agrees to use Commercially Reasonable Efforts to supply (to the extent ordered by Santarus) quantities in excess of these amounts.

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     3.4 [***]. In addition to the rights set forth in Section 3.6, Santarus shall have the right, at any time during the Term following the Supply Failure Triggers and for so long as the Supply Failure Triggers continue, to (a) step in to cure any Payment Defaults under the agreements with [***] by making the required payment and Pharming shall promptly notify Santarus of any such Payment Defaults (but in any case within a sufficient period of time to permit Santarus to exercise its cure right hereunder); and (b) assume sole responsibility for the manufacture and supply of Drug Substance or Drug Product, as applicable, including by entering into a separate agreement(s) with [***], under terms and conditions materially similar to those contained in the definitive agreement(s) with [***] entered into by Pharming (taking into account the Territory limitation on the needs of Santarus with respect to supply of the Finished Product and other appropriate adjustments). Santarus’ rights pursuant to the preceding sentence and such agreement(s) referred to therein shall remain unaffected in the event of bankruptcy, receivership or insolvency of Pharming or any Pharming Affiliate responsible for manufacture and supply of the Drug Substance, Drug Product or Finished Product. The conclusion of such agreement(s) between Santarus and [***] shall not be subject to the consent of Pharming and Pharming shall offer its due assistance with respect to the conclusion of such an agreement(s), including initiating direct contact between Santarus and [***].
     3.5 Santarus Right to Step Into Agreements with Other Manufacturing Facilities. In addition to the rights set forth in Sections 3.4 and 3.6, Santarus shall have the right, at any time during the Term following the Supply Failure Triggers and for so long as the Supply Failure Triggers continue, to (a) step in to cure any Payment Defaults under the agreements with other Third Party Contractors [***] or Manufacturing Facilities and Pharming shall promptly notify Santarus of any such Payment Defaults (but in any case within a sufficient period of time to permit Santarus to exercise its cure right hereunder); and (b) assume sole responsibility for the manufacture and supply of Drug Substance, Drug Product or Finished Product, as applicable, including by stepping into the existing definitive agreement(s) between Pharming (or its Affiliate) and such Third Party Contractor or Manufacturing Facility and to order the Drug Substance, the Drug Product or Finished Product, as applicable, directly from such Third Party Contractor or Manufacturing Facility. Santarus’ rights pursuant to the preceding sentence and such agreements referred to therein shall remain unaffected in the event of bankruptcy, receivership or insolvency of Pharming or any Pharming Affiliate responsible for manufacture and supply of the Drug Substance, Drug Product or Finished Product. Santarus’ step-in rights shall not be subject to the consent of Pharming and Pharming shall offer its due assistance with respect to the conclusion of such arrangement(s), including initiating direct contact between Santarus and such Third Party Contractor or Manufacturing Facility.
     3.6 Notice of Failure to Supply and Other Mechanics.
     (a) The Parties desire to establish a procedure to discuss and escalate any failure by Pharming to timely and within the quantities ordered supply Finished Product to Santarus. In furtherance of that desire, Pharming shall promptly notify Santarus in the event that Pharming reasonably anticipates, for any reason at any time during the Term, that it will be unable to supply Santarus with the Finished Product as forecasted by Santarus according to this

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Agreement, including an inability to deliver Finished Product on time or because Pharming is not technically capable of delivering Finished Product to the Specifications required by the Regulatory Approvals or in the event of a Supply Failure Trigger.
     (b) If an Order is not received at Santarus’ designated delivery location in the Territory within [***] ([***]) [***] of the delivery date set forth in the Order and provided that Santarus has taken into account sufficient lead time (being at least [***] calendar days), then Santarus and Pharming will promptly meet and discuss the situation and (in so far as necessary) will mutually agree on an appropriate remediation and revised delivery date.
     (c) If an Order is not received at Santarus’ designated delivery location within the Territory [***] ([***]) [***] of the delivery date set forth in the Order, and provided that Santarus has taken into account sufficient lead time (being at least [***] calendar days), then Pharming will promptly set up a meeting to discuss with Santarus and the Third Party Contractor(s) responsible for the delayed delivery the situation and the Parties will attempt to understand the cause of the delayed delivery. If the delayed delivery occurred as a result of an uncured payment default that is not the result of Pharming contesting the invoice concerned and provided that a demand for payment has been made by the Third Party Contractor(s) concerned (“Payment Default”), Santarus shall have the right to cure any such Payment Default. If the cause of the delayed delivery is other than a Payment Default, Santarus and Pharming will mutually agree on an appropriate remediation and revised delivery date.
     (d) If a Supply Failure Trigger occurs, Santarus shall have the rights set forth in Sections 3.4 or 3.5.
     (e) Santarus’ rights pursuant to this Section 3.6 shall remain unaffected in the event of bankruptcy, receivership or insolvency of Pharming or any Pharming Affiliate responsible for manufacture and supply of the Drug Substance, Drug Product or Finished Product.
     (f) In the event that Santarus initiates its rights to enter into an agreement(s) with [***] or exercises its step-in rights with any other Third Party Contractor or Manufacturing Facility, Santarus shall have the continuing right to manufacture and supply [***] percent ([***]%) of Santarus’, its Affiliates’ and its sublicensees’ requirements for Drug Substance, Drug Product or Finished Product until both (i) Pharming has provided written notice to Santarus of its desire to re-initiate such manufacture and supply and (ii) Santarus believes, in the exercise of its reasonable judgment, that Pharming is capable of providing continuous and timely supply of Finished Product pursuant to the terms of this Agreement (the “Re-initiation”). Upon the occurrence of the Re-initiation, notwithstanding Pharming’s manufacture and supply hereunder, Santarus shall be entitled to (I) continue to manufacture and supply up to [***] percent ([***]%) of its, its Affiliates’ and its sublicensees’ forecasted requirements for Drug Substance, Drug Product or Finished Product, as applicable (through the arrangements which it established following the Supply Failure Trigger or through new Third Party contractors) for up to [***] ([***]) years following the Re-initiation or (II) if the term of the agreement or arrangement into which Santarus entered as permitted hereunder is greater than [***] ([***]) years, assign such agreement or arrangement to Pharming.

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     (g) If Santarus has exercised its rights under Sections 3.4, 3.5 or this 3.6 to assume responsibility for all or a part of the manufacture and supply of Drug Substance, Drug Product or Finished Product, the Supply Price payable under the License Agreement with respect to Santarus-manufactured Drug Substance, Drug Product or Finished Product shall be adjusted as set forth in Section 8.1 of the License Agreement. In addition, [***] made by Santarus to the Third Party Contractor(s) pursuant to Section 3.4, 3.5 or 3.6 (c) [***] made by Santarus under Article 4 of the License Agreement.
     (h) For the avoidance of doubt, Santarus may exercise its rights under Sections 3.4, 3.5 and this Section 3.6 while the Parties await an award to be rendered in proceedings referred by either Party under Section 3.6(i).
     (i) Any dispute between the Parties as to whether the prerequisites for exercising Santarus’ rights under Sections 3.4, 3.5 or this Section 3.6 are met shall be submitted to the dispute resolution procedure set out in Section 15.2 of the License Agreement.
     (j) Santarus shall be solely responsible for its own costs in connection with entering into an agreement(s) with [***] or exercising its step-in rights with any other Third Party Contractor or Manufacturing Facility.
     3.7 Escrow.
     (a) Pharming shall place in escrow, in trust or otherwise grant Santarus certain rights to use the Detailed Manufacturing Documentation and Materials, Pharming Know-How and the Regulatory or Clinical Data in so far as such documentation, materials, Know-How and data are necessary for Santarus to be able to initiate and continue the manufacturing of Skimmed Milk, Drug Substance, Drug Product and Finished Product and to obtain and maintain the associated Regulatory Approvals and Manufacturing Approvals, so that those rights which are attributed to Santarus hereunder or under the Deeds are safeguarded. Prior to the Effective Date, Pharming has provided to Santarus a reasonably detailed list of the Detailed Manufacturing Documentation and Materials, Pharming Know-How and the Regulatory or Clinical Data which will be placed in escrow as set forth in this Section 3.7.
     (b) In order for Pharming to meet its obligations pursuant to the preceding paragraph, the Parties shall conclude a separate escrow agreement no later than [***] ([***]) weeks after the Effective Date. The Parties shall negotiate in good faith the contents of such escrow agreement taking into account the interests of both Parties, and the escrow agent shall be acceptable to Santarus in its reasonable discretion. Governing law of the escrow agreement shall be the State of New York.

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ARTICLE 4
PRODUCT RELEASE, SHIPMENT AND DELIVERY
     4.1 Product Release.
     (a) By Pharming. A Pharming Qualified Person shall be responsible for releasing each batch of the Skimmed Milk, Drug Substance, Drug Product and Finished Product for export.
     (b) By Santarus. Pharming shall provide (or shall cause to be provided to Santarus) the following documentation in advance of each shipment of Finished Product ordered by Santarus: (i) a Certificate of Analysis, (ii) a Certificate of Compliance, (iii) summaries of relevant batch records used in the Manufacture of the Skimmed Milk, Drug Substance, Drug Product and Finished Product, provided that upon the reasonable request of Santarus, Pharming shall provide complete copies of the relevant batch records, (iv) additional documentation, if any, confirming the release activities described in Section 4.1(a), and (v) any other relevant documentation reasonably requested by Santarus. Santarus shall review such documentation and shall be responsible for authorizing final product release for the Finished Product in the Territory. No Finished Product shall be shipped by or on behalf of Pharming to Santarus (or its designee) prior to Santarus’ notification to Pharming in writing that Santarus has completed its release procedures (which shall occur within [***] ([***]) days from the date on which such documentation is received by Santarus) and has authorized the Finished Product for shipment.
     4.2 Shipping and Customs. Pharming shall be responsible, at its cost and expense, for (a) shipping the Finished Product to the delivery address on the delivery date set forth in the applicable Order, and (b) obtaining any export licenses or other official authorizations and carrying out all customs formalities necessary to export the Finished Product to Santarus (or its designee) in accordance with the terms specified in the applicable Order. Finished Product shall be transported in accordance with the Specifications, cGMP and Applicable Laws. In addition, Finished Product shall meet all applicable export and customs laws, regulations and like requirements for export to the Territory. Pharming shall notify Santarus in writing at the time of shipment as to the quantity of Finished Product shipped, the identity of the carrier and the anticipated delivery date. If any Order is delayed and is not likely to be delivered on time, Pharming shall immediately notify Santarus and Santarus may direct Pharming to ship such Order by expedited means of transportation as designated by Santarus.
     4.3 Title and Risk of Loss. Pharming shall deliver the Commercial Finished Product to Santarus [***]. [***], in accordance with Santarus’ or its Affiliates’ or Sublicensees’ standard terms, at which point in time [***] to Santarus, its Affiliate or Sublicensee and then to the Third Party purchaser. Santarus shall ensure that the Commercial Finished Product delivered to Santarus [***] is properly and safely stored in accordance with all Applicable Laws. Santarus, its Affiliate or Sublicensee shall deliver the Commercial Finished Product to the Third Party purchaser on the basis of First Expiry/First Out. Subject to Santarus’ obligations pursuant to the License Agreement, all proceeds of such sales to Third Parties shall be the sole property of Santarus, its Affiliate or Sublicensee. With respect to Commercial Finished Product supplied to Santarus, its Affiliates or Sublicensees hereunder, Pharming shall be responsible for loss or

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damage to the Commercial Finished Product until title transfers to Santarus, its Affiliate or Sublicensee; provided that Santarus, its Affiliate or Sublicensee shall be responsible for loss or damage to the Commercial Finished Product caused by a Negligence Event and Santarus shall compensate Pharming for such loss or damage to the Commercial Finished Product by reimbursing Pharming for its [***] for such Commercial Finished Product (including the reasonable costs of destruction and/or disposal, if any).
     4.4 Late Delivery/Shortages and Overages. If a shipment of Finished Product ordered by Santarus under this Agreement has not been delivered at the shipping point within [***] ([***]) Business Days after the scheduled delivery date (any delivery that is more than [***] ([***]) Business Days after the scheduled delivery date stated on the corresponding Order due to reasons within Pharming’s reasonable control is hereinafter referred to as a “Late Shipment”), or if the shipment received by Santarus contains less than [***]% of the quantity specified in the corresponding Order (a “Short Shipment”), Santarus shall notify Pharming promptly upon such discovery and, in any event, not later than [***] ([***]) days after receipt of, or failure to receive, such ordered Finished Product. Pharming shall use its best efforts to deliver the quantity of Finished Product it had failed to ship in the case of a Late Shipment or the quantity by which the shipment is short of the quantity ordered in the case of a Short Shipment, as soon as possible after notification of such shortage, by expedited means of transportation at Pharming’s expense in respect of any difference in cost for such expedited means of transportation relative to regular delivery costs.
     4.5 Storage of Skimmed Milk, Drug Substance, Drug Product and Finished Product. Pharming shall store (and shall cause its Manufacturing Affiliates and Third Party Contractors to store) all Skimmed Milk, Drug Substance, Drug Product and Finished Product (and any other related materials and components) in compliance with cGMP, Applicable Laws and the storage requirements set forth in the Specifications.
     4.6 Returns; Expired or Obsolete Product. Santarus (and its Affiliates and Sublicensees) shall have the right to return or destroy damaged, expired or otherwise obsolete or unusable Commercial Finished Product, in each case at Pharming’s direction and cost, except as further described in this Section 4.6. In the case of a Negligence Event, Santarus shall compensate Pharming for this loss or damage to the Commercial Finished Product by reimbursing Pharming for its [***]for such Commercial Finished Product (including the reasonable costs of destruction and/or disposal, if any). In addition, with regard to Commercial Finished Product that has expired other than in connection with a Negligence Event, [***] shall [***] the expense associated with the [***] for such expired Commercial Finished Product (including the reasonable costs of destruction and/or disposal, if any); provided, however, that Pharming shall be solely responsible for all such costs to the extent that the Finished Product had a shelf-life of less than [***] ([***]) months at the time of receipt by Santarus.
     4.7 Acceptance Procedures.
     (a) Deficiency Notice. Santarus has the right to reject any portion of any shipment of Finished Product that deviates from the warranties set forth in Section 5.1 (the “Pharming

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Manufacturing Responsibilities”), without invalidating any remainder of such shipment. Santarus or its agent shall visually inspect the Finished Product delivered by Pharming upon receipt thereof and shall give Pharming written notice (a “Deficiency Notice”) of any Finished Product that deviates from the Pharming Manufacturing Responsibilities within [***] ([***]) days after Santarus’ receipt thereof (or, in the case of any defects not reasonably susceptible to discovery upon receipt by visual inspection of the Finished Product, including those requiring laboratory analysis, within [***] ([***]) days after discovery thereof by Santarus, but in no event after the expiration date of the Finished Product). Should Santarus fail to provide Pharming with the Deficiency Notice within the applicable [***]—day period, then the delivery shall be deemed to have been accepted by Santarus on the [***] day after delivery or discovery, as applicable.
     (b) Determination of Deficiency. Upon receipt of a Deficiency Notice, Pharming shall have [***] ([***]) days to advise Santarus by notice in writing that it disagrees with the contents of such Deficiency Notice. If Santarus and Pharming fail to agree within [***] ([***]) days after Santarus’ receipt of Pharming’s notice as to whether any Finished Product identified in the Deficiency Notice deviates from the Pharming Manufacturing Responsibilities, then the Parties shall select a mutually agreed Independent Person (or an independent laboratory) to evaluate if the Finished Product deviates from the Pharming Manufacturing Responsibilities. Such evaluation shall be binding on the Parties, and if such evaluation certifies that any Finished Product deviates from the Pharming Manufacturing Responsibilities, Santarus may reject such Finished Product in the manner contemplated in this Section 4.7. If such evaluation does not so certify in respect of any such Finished Product, then Santarus shall be deemed to have accepted delivery of such Finished Product on the [***] day after delivery (or, in the case of any defects not reasonably susceptible to discovery upon receipt by visual inspection of the Finished Product, including those requiring laboratory analysis, on the [***] day after discovery thereof by Santarus, but in no event after the expiration date of the Finished Product). The expenses of such expert opinion or testing shall be borne by Pharming if the non-conformity with the Pharming Manufacturing Responsibilities is confirmed, and otherwise by Santarus. The Parties mutually agree that they shall use Commercially Reasonable Efforts to resolve all determinations of deficiencies as quickly as possible.
     (c) Product Replacement. In the event Santarus rejects Finished Product in accordance with this Section 4.7 and the rejected Finished Product is determined not to conform to the Pharming Manufacturing Responsibilities, Pharming will use its best efforts to replace such Finished Product with conforming Finished Product as soon as reasonably possible. Further, Pharming shall reimburse Santarus for all reasonable shipping, handling and storage charges incurred by Santarus in association with such non-conforming Finished Product.
ARTICLE 5
STANDARDS OF MANUFACTURE
     5.1 Pharming Manufacturing Responsibilities.
     (a) Pharming hereby covenants that all Finished Product Manufactured for Santarus, its Affiliates or its Sublicensees under this Agreement: (a) shall have been manufactured, packaged,

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tested and stored in compliance with the Specifications, cGMP, Applicable Laws and the terms and conditions of this Agreement and the Quality Agreement; (b) shall be in compliance with all applicable provisions of the FFDCA, the Public Health Service Act, 42 U.S.C. 262, and the regulations promulgated thereunder; and (c) will have a shelf-life of not less than [***] months at the time of receipt by Santarus (or such shorter shelf-life as may be approved by Santarus in writing prior to shipment).
     (b) Pharming hereby covenants that all Drug Product Manufactured for Santarus, its Affiliates or its Sublicensees under this Agreement: (a) shall have been manufactured, packaged, tested and stored in compliance with the Specifications, cGMP, Applicable Laws and the terms and conditions of this Agreement and the Quality Agreement; and (b) shall be in compliance with all applicable provisions of the FFDCA, the Public Health Service Act, 42 U.S.C. 262, and the regulations promulgated thereunder.
     (c) Pharming hereby covenants that all Drug Substance Manufactured for Santarus, its Affiliates or its Sublicensees under this Agreement: (a) shall have been manufactured, packaged, tested and stored in compliance with the Specifications, cGMP, Applicable Laws and the terms and conditions of this Agreement and the Quality Agreement; and (b) shall be in compliance with all applicable provisions of the FFDCA, the Public Health Service Act, 42 U.S.C. 262, and the regulations promulgated thereunder
     (d) Pharming hereby covenants that all Skimmed Milk Manufactured for Santarus, its Affiliates or its Sublicensees under this Agreement: (a) shall have been manufactured, packaged, tested and stored in compliance with the Specifications, cGMP, Applicable Laws and the terms and conditions of this Agreement and the Quality Agreement; and (b) shall be in compliance with all applicable provisions of the FFDCA, the Public Health Service Act, 42 U.S.C. 262, and the regulations promulgated thereunder.
     5.2 Quality Agreement. The terms of the Quality Agreement shall be incorporated herein by reference. In cases where legal or contractual issues are duplicated in the Quality Agreement and/or are in conflict with provisions of this Agreement, the Quality Agreement shall be superseded by the terms and conditions set forth in this Agreement.
     5.3 Stability Studies. Pharming shall conduct (or shall cause its Manufacturing Affiliates and Third Party Contractors to conduct) stability studies on each of the Skimmed Milk, Drug Substance, Drug Product and Finished Product according to the Specifications therefor, as required by the FDA or by applicable Foreign Regulatory Authorities. Pharming shall provide to Santarus a report of all analytical results and data obtained from such stability studies as they become available for each time point set forth in the applicable protocol.
     5.4 Drug Master Files. Pharming shall maintain (and shall cause each Manufacturing Affiliate and Third Party Contractor to maintain) any drug master files (or comparable documents in the jurisdiction where Skimmed Milk, Drug Substance, Drug Product and/or Finished Product, as the case may be, is Manufactured) (“Drug Master File”) as may be necessary to support and maintain Regulatory Approval of Licensed Products in the Territory.

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Santarus shall have a right to reference any such Drug Master Files for the purpose of obtaining and maintaining Regulatory Approval of Licensed Products in the Territory. Pharming shall provide Santarus with the reference numbers for any Drug Master File describing the Manufacturing Facility and systems, as applicable, to enable Santarus to cross reference the reference number in any of its Drug Approval Applications (or other regulatory filings) concerning the Skimmed Milk, Drug Substance, Drug Product and/or the Finished Product in the Territory. In addition, Pharming shall provide to Santarus appropriate CMC documentation for the Skimmed Milk, Drug Substance, Drug Product and/or Finished Product as reasonably requested by Santarus for any regulatory submissions by Santarus and shall otherwise provide such consulting services and support to Santarus on Manufacturing-related regulatory issues as Santarus may reasonably request.
     5.5 Manufacturing Approvals. Pharming shall obtain and maintain (and shall cause each Manufacturing Affiliate and Third Party Contractor to obtain and maintain) all necessary Manufacturing Approvals, in each case at its sole cost.
     5.6 Retention/Reserves. Pharming shall retain (or shall caused to be retained) Manufacturing samples (including intermediates and components from the Manufacturing process) in accordance with the terms of the Quality Agreement.
     5.7 Transgene Banks. Pharming will maintain (or shall cause to be maintained) in at [***] a Master Transgene Bank (“MTB”) and a Master Working Transgene Bank (“MWTB”) of semen. As of the Effective Date, these locations are [***]. MTB and MWTB are maintained in accordance with good veterinary practice for storage of semen under liquid and gas phase nitrogen and all other Applicable Laws, and will continue to be so maintained throughout the Term. Tanks and freezers holding the MTB and MWTB are kept under controlled conditions and are constantly monitored, and will continue to be so kept and monitored throughout the Term. Throughout the Term, Access and handling will be restricted to trained personnel only and semen will be subjected to regular testing according to approved protocols contained in the applicable Specifications.
     5.8 Specification Amendments.
     (a) Required Amendments. The Parties shall cooperate with each other to amend or supplement the Specifications to the extent necessary to comply with changes in cGMP, Applicable Laws or other requirements of Government Authorities necessary to Commercialize in the Territory. If an amendment to the Specifications requires FDA approval and/or the approval of a Foreign Regulatory Authority, neither Pharming nor any Manufacturing Affiliate or Third Party Contractor shall implement such amendment unless and until the necessary Regulatory Approvals and Manufacturing Approvals have been obtained. In no event shall Pharming or any Manufacturing Affiliate or Third Party Contractor implement any other modification or addition to the Specifications, including without limitation, changes in raw materials, equipment or methods of production or testing for the Skimmed Milk, Drug Substance, Drug Product or Finished Product, without first obtaining the appropriate

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Manufacturing Approvals and cooperating with Santarus to obtain appropriate Regulatory Approvals.
     (b) Voluntary Amendments. Each of Pharming and Santarus shall have the right to request other amendments or supplements to the Specifications from time to time, with the prior written consent of the other Party, not to be unreasonably withheld.
     5.9 Records. Pharming shall maintain (and shall cause each of its Manufacturing Affiliates and Third Party Contractors to maintain) all records necessary to comply with cGMP and Applicable Laws relating to the Manufacturing activities hereunder. All such records shall be maintained for such period as may be required by Applicable Laws; provided, however, that all records relating to the manufacture, stability and quality control of each batch of Skimmed Milk, Drug Substance, Drug Product and Finished Product shall be retained for such additional periods of time in accordance with guidelines that the Parties shall agree upon from time to time in writing.
     5.10 Audit Rights.
     (a) Pharming and its Affiliates. Upon reasonable prior notice and at reasonable intervals, Pharming shall allow Santarus and its representatives to inspect Pharming’s and its Manufacturing Affiliates’ books and records relating to the Manufacture and permit Santarus to access any Pharming Manufacturing Facilities or Pharming Testing and Storage Facilities used in the Manufacture for the purposes of (a) making quality assurance audits of the facilities and of the procedures and processes used in the Manufacture, and (b) confirming compliance with this Agreement. Santarus, or its representative(s), shall conduct such audit during normal business hours at a time on which the Parties have mutually agreed, and in such a manner that does not unreasonably interfere with normal business activities.
     (b) Third Party Audits. Santarus shall have the right to accompany Pharming on its audits of Third Party Manufacturing Facilities or Third Party Testing and Storage Facilities, which audits shall occur at reasonable intervals. To the extent reasonably practicable, Pharming shall provide Santarus with least [***] ([***]) days’ prior written notice of its intent to conduct any such audit. Pharming shall use its best efforts to ensure that any Third Party Agreements or quality agreements with Third Parties do not exclude Santarus from accompanying Pharming in the exercise of Pharming’s audit rights thereunder.
     5.11 Labeling and Packaging. As between the Parties, Santarus shall be responsible for timely providing to Pharming the approved copy (including art work) for physician and/or patient inserts and primary and secondary packaging for Finished Product required for Commercialization within each country within the Territory and shall be solely responsible for ensuring that the approved content of any such labeling and packaging complies with the applicable Regulatory Approval. Any relabeling or repackaging required as a result of a mistake in the original approved copy materials shall be at Santarus’ sole cost; all other mistakes shall be at Pharming’s sole cost.

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ARTICLE 6
REGULATORY MATTERS AND QUALITY CONTROL
     6.1 Compliance by Pharming. Pharming shall remain (and shall cause each Manufacturing Affiliate and Third Party Contractor to remain) in compliance with all Applicable Laws, including cGMP, at all times during the Term and, without limiting the generality of the foregoing, maintain a quality control program consistent with cGMP as required by the FDA and the applicable Foreign Regulatory Authorities.
     6.2 Manufacturing Process. If any process event occurs during the Manufacture of the Skimmed Milk, Drug Substance, Drug Product or Finished Product, which event is likely to materially affect the safety, efficacy or regulatory status of the Skimmed Milk, Drug Substance, Drug Product or Finished Product, then Pharming shall promptly notify Santarus. Further, Pharming shall fully and appropriately investigate and report to Santarus on all complaints and notices of quality issues concerning the Skimmed Milk, Drug Substance, Drug Product or Finished Product from the FDA, any Foreign Regulatory Authority or Government Authority of which Santarus shall have given Pharming notice. Santarus and Pharming shall consult with each other as to the disposition of all affected batches of Skimmed Milk, Drug Substance, Drug Product and Finished Product. Pharming shall report to Santarus in writing any other atypical process event in accordance with the Quality Agreement.
     6.3 Communications. Each Party may communicate with the FDA or Foreign Regulatory Authority or Government Authority regarding the Manufacturing activities hereunder if such communication is necessary to comply with the terms of this Agreement or the requirements of any Applicable Law, governmental order or regulation; provided, however, that Pharming shall permit Santarus to accompany Pharming and take part in any communications with the FDA or Foreign Regulatory Authority or Government Authority regarding the Manufacturing activities hereunder, and to receive copies of all such communications to and from the FDA or any Foreign Regulatory Authority or Government Authority.
     6.4 Government Inspection.
     (a) Pharming shall make (and shall cause each Manufacturing Affiliate and Third Party Contractor to make) its internal practices, books and records relating to its Manufacturing activities hereunder available and allow access to all Manufacturing Facilities and Testing and Storage Facilities to the FDA, any Foreign Regulatory Authority and any other Government Authority having jurisdiction over such activities or Commercialization of Licensed Products for the purposes of determining compliance with cGMP and Applicable Laws.
     (b) Pharming agrees to advise Santarus by telephone, facsimile or e-mail immediately of any proposed, announced or unannounced visit or inspection by the FDA, Foreign Regulatory Authority or other Government Authority relating to the Manufacturing activities hereunder. Pharming shall provide Santarus with a reasonable description in writing of each such visit or inspection promptly (but in no event later than [***] ([***]) calendar days) thereafter, and with copies of any letters, reports or other documents (including form 483’s) issued by any such

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authorities to which Pharming has access and that relate to the Manufacturing activities hereunder. Santarus may review and comment upon Pharming’s and its Affiliate’s responses to any such reports and communications prior to submission of any response to the FDA, any Foreign Regulatory Authority or any other Government Authority. Pharming shall use its best efforts to ensure that the responses of any Third Party can be reviewed and commented on by Santarus. In addition to any other obligations set forth in this Agreement, in no event shall Pharming (or its Manufacturing Affiliate or Third Party Contractor) commit to any changes to the Manufacturing process, Manufacturing Facilities, Testing and Storage Facilities, equipment, tests and/or Specifications without first obtaining the appropriate Manufacturing Approvals and cooperating with Santarus to obtain the appropriate Regulatory Approvals in the Territory, including pursuant to Section 5.8 (a).
     (c) If the FDA, any Foreign Regulatory Authority or any other Government Authority conducts an inspection of a Manufacturing Facility or a Testing and Storage Facility in circumstances that are not related to the Manufacturing activities hereunder and issues a Form 483 observation, inspection report or other formal or informal document in respect of such inspection which questions Pharming’s (or its Manufacturing Affiliate’s or Third Party Contractor’s) compliance with critical or major cGMP standards relating to operations at such Manufacturing Facility or Testing and Storage Facility which otherwise could have an adverse impact on the Manufacturing activities hereunder then Pharming shall notify Santarus promptly (but in no event later than [***] ([***]) calendar days) after Pharming receives a written copy of such observation, report or document.
     (d) Pharming shall keep Santarus informed of (i) any remediation plan Pharming (or any Manufacturing Affiliate or Third Party Contractor) adopts to alleviate any concerns raised by the FDA, any Foreign Regulatory Authority or any other Government Authority contemplated by Sections 6.4(b) or 6.4(c), (ii) progress in implementing the remediation plan and (iii) the formal responses of the FDA, applicable Foreign Regulatory Authority or applicable other Government Authority to such remediation plan and its implementation.
     6.5 Other Laws and Regulations. In carrying out its obligations under this Agreement, Pharming (and each Manufacturing Affiliate and Third Party Contractor) shall comply with all applicable environmental and health and safety laws (current or as amended or added), and shall be solely responsible for determining how to comply with same in carrying out these obligations. Pharming shall promptly notify Santarus of any circumstances, including the receipt of any notice, warning, citation, finding, report or service of process or the occurrence of any release, spill, upset, or discharge of hazardous substances (as may be defined under Applicable Laws) relating to Pharming’s (or its Manufacturing Affiliate’s or Third Party Contractor’s) compliance with this Section 6.5 and which relates to the Manufacturing activities hereunder.
     6.6 End-User Inquiries and Complaints. Subject to Pharming’s obligation to report certain information on a more expedited basis as contemplated by Section 7.1 below, Pharming shall notify and refer to Santarus, within [***] ([***]) Business Days after receipt, all

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communications from end-users of the Finished Product in the Territory (and also outside the Territory if the circumstances related to such communications could potentially have an impact on Finished Product in the Territory), including without limitation, inquiries regarding the Finished Product and its uses, and complaints, comments and suggestions regarding the Finished Product and its effects on users. Santarus shall have the sole right to respond to all such communications from end-users of Finished Product in the Territory, and Pharming shall provide to Santarus reasonable cooperation and assistance in effecting such responses (including conducting or causing to be conducted investigations as may be reasonably requested by Santarus).
ARTICLE 7
PHARMACOVIGILANCE; RECALL
     7.1 Pharmacovigilance. Upon the transfer to Santarus of the IND for Licensed Product in any indication or the transfer to Santarus of Regulatory Approval to market and sell the Licensed Product in any indication, whichever occurs first, Santarus will be responsible for pharmacovigilance reporting in the Territory, and Pharming will provide data and other Information to assist with Santarus’ pharmacovigilance reporting obligations. Pharming will be responsible for maintaining the worldwide pharmacovigilance database. Prior to such transfer of the regulatory filing (e.g., the IND or Regulatory Approval to market and sell the Licensed Product) to Santarus, the Parties shall enter into a separate pharmacovigilance agreement to conform with the respective pharmacovigilance reporting obligations of Santarus in the Territory and Pharming throughout the world.
     7.2 Notification and Recall. The handling of recalls and withdrawals of Finished Product in the Territory shall be within the sole discretion of Santarus, unless otherwise required by Applicable Laws. If any Government Authority issues or requests a recall or takes similar action in connection with Finished Product, or if either Party determines that an event, incident or circumstance has occurred which may reasonably result in the need for a recall or market withdrawal of Finished Product in the Territory (collectively, “Recalls”), the Party shall, within [***] ([***]) hours, advise the other Party thereof by telephone or facsimile, after which the Parties shall promptly discuss and work together to effect an appropriate course of action. Notification to FDA (or such other Foreign Regulatory Authority or Government Authority in the Territory) and conducting such Recall shall be the responsibility of Santarus. Pharming shall (a) cooperate fully with Santarus in the event of any such Recall, withdrawal and/or related disposition of any affected Finished Product in Pharming’s (or its Manufacturing Affiliates’ or Third Party Contractors’) possession and (b) provide such assistance in connection therewith as Santarus may reasonably request.
     7.3 Recall Expense. Pharming shall bear the full and reasonable expenses of both Parties incurred in any Recall to the extent resulting from a failure of Pharming (or its Manufacturing Affiliate or Third Party Contractor) to manufacture the Skimmed Milk, Drug Substance, Drug Product or Finished Product in accordance with the Pharming Manufacturing Responsibilities. In all other circumstances Santarus shall bear the full and reasonable expenses

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of both Parties incurred in any Recall. Such expenses of Recall shall include, without limitation, the expenses of notification and destruction or return of the recalled Finished Product, distribution of replacement Finished Product and all sums paid by Third Parties for the recalled Finished Product. Without limiting the foregoing, to the extent any Recall is caused by the failure of Pharming (or its Manufacturing Affiliate or Third Party Contractor) to manufacture the Skimmed Milk, Drug Substance, Drug Product or Finished Product in accordance with the Pharming Manufacturing Responsibilities, Pharming shall further reimburse Santarus for any and all transportation and storage charges incurred by Santarus in connection with such recalled Finished Product.
ARTICLE 8
TERM AND TERMINATION
     8.1 Incorporation of License Agreement Provisions. The terms and provisions of Article 11 of the License Agreement shall be incorporated by reference herein.
     8.2 Technical Transfer. In addition to the incorporation of Article 11 as set forth in Section 8.1 upon termination or expiration of this Agreement, (a) Pharming shall surrender to Santarus, or, at Santarus’ sole option and expense, Pharming shall destroy and provide Santarus with a certificate signed by a responsible executive of Pharming attesting to the destruction of, all copies of any Confidential Information provided by Santarus hereunder (except to the extent required to be maintained by Pharming pursuant to Applicable Laws, the License Agreement or this Agreement); and (b) in furtherance of Section 11.5(b)(iv) of the License Agreement or the exercise of Santarus’ rights under the Security Agreement or the Deeds and in addition to Pharming’s obligations under the Escrow Agreement, Pharming shall: (i) surrender to Santarus all unused Licensed Compound, Skimmed Milk, Drug Substance, Finished Product and other raw materials ordered or allocated separately for Santarus in anticipation of satisfaction of Santarus’ forecasted requirements; (ii) cooperate with Santarus and assist in the transfer to Santarus of all legal and technical documents concerning Licensed Compound, Skimmed Milk, Drug Substance and Finished Product, including master batch records, validation reports, stability reports and relevant manufacturer authorizations, existing retention samples and all such other documents and materials as may be reasonably necessary or useful for Santarus to source Finished Products from other qualified Third Parties; (iii) maintain all Regulatory Approvals and Manufacturing Approvals; and (iv) provide, upon Santarus’ reasonable request, up to [***] of personnel support in furtherance of the tech transfer contemplated hereunder.
     8.3 Accrued Rights, Surviving Obligations. Termination of this Agreement shall not affect any accrued rights and remedies of either Party. The terms of Sections 2.8, 3.4, 4.6, 5.4, 5.7, 5.8, 5.9, 5.10, 6.4, 6.6 and Articles 9 and 10 of this Agreement shall survive any termination or expiration of this Agreement. In addition, any other provisions which are required to interpret and enforce the Parties’ rights and obligations under this Agreement shall also survive any termination or expiration of this Agreement, but only to the extent required for the full observation and performance of this Agreement, as well as any other provisions of this

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Agreement which survive any termination or expiration of this Agreement as described in Section 11.5 of the License Agreement.
ARTICLE 9
INDEMNIFICATION, INSURANCE AND LIMITATION ON LIABILITY
     The terms and provisions of Article 13 of the License Agreement shall be incorporated by reference herein.
ARTICLE 10
MISCELLANEOUS
     The terms and provisions of Article 15 of the License Agreement shall be incorporated by reference herein.
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     IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the Effective Date.

SANTARUS, INC.			PHARMING GROUP N.V.

By:	/s/ Gerald T. Proehl		By:	/s/ Sijmen de Vries

	Name:	Gerald T. Proehl		Name:	Sijmen de Vries
	Title:	President and Chief Executive Officer		Title:	Chief Executive Officer

			By:	/s/ Bruno M.L. Giannetti

				Name:	Bruno M.L. Giannetti
				Title:	Chief Operations Officer